Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 on Form S-8 to Form S-4 of Enova International, Inc. of our report dated February 27, 2020 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Enova International Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

October 12, 2020